UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Invesco QQQ TrustSM, Series 1

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Shareholder Meeting Adjourned to 12/5/25 EVERY SHARE COUNTS NO MATTER HOW SMALL! VOTE NOW! Don’t Miss Out! Join Your Fellow Shareholders and Vote QQQ! We are pleased to report strong shareholder participation in connection with the Special Shareholder Meeting of Invesco QQQ Trust, Series 1 (“the Meeting”). Your fellow shareholders have responded overwhelmingly in favor of the proposals. Greater than 90% of votes cast support the proposals. WE ARE CLOSE TO PASSING THE PROPOSALS! YOUR SHARES, NO MATTER HOW BIG OR SMALL, ARE IMPORTANT TO THE SUCCESS OF MEETING THE VOTE REQUIRED. INVESCO AND THE TEAM APPRECIATE ALL YOUR EFFORT AND PATIENCE. YOUR VOTE MATTERS GREATLY AND WILL HELP TO MODERNIZE THE FUND, PROVIDE BOARD OVERSIGHT, MORE GOVERNANCE AND REDUCE FEES FOR ALL SHAREHOLDERS BY 10%! Mailings and calls will STOP once you vote! What are the BENEFITS to you? Lower Expense Ratio – dropping from 0.20% to 0.18%. Oversight by a majority independent Board. No Tax consequences for you. What stays the SAME? Same Index – QQQ will continue to track the Nasdaq-100® Index. Management Team remains the same. How can I vote my shares? 1) Vote by Mail: sign, date and return your proxy card in the prepaid envelope. 2) Vote by Internet or Telephone. 3) If you have any questions or need help voting, please call Invesco’s proxy solicitor, Sodali & Co. Fund Solutions, toll-free at 1-800-886-4839. Hours of Operation: Monday – Friday: 10:00 am to 11:00 pm ET Saturday: 12:00 pm to 5:00 pm ET Please Vote Now! Help us shape the future of Invesco QQQ! Brian Hartigan, the Global Head of ETFs at Invesco, breaks down the current proxy proposals, what it means for shareholders, and how you can vote. scan qr code to see video proxy vote explained with brian hertigan, global head of etfs at invesco Link to video and all proxy materials can be found: www.proxyvotinginfo.com/p/qqq QQQ ADJ2 S19597